Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

SYNOPSYS POSTS FINANCIAL RESULTS FOR
FIRST QUARTER FISCAL YEAR 2007

MOUNTAIN VIEW, Calif. February 21, 2007 – Synopsys, Inc. (Nasdaq:SNPS), a world leader in semiconductor design software, today reported results for its first quarter ended January 31, 2007.

For the first quarter, Synopsys reported revenue of $300.2 million, a 15 percent increase compared to $260.2 million for the first quarter of fiscal 2006.

“After a very successful 2006, we continued our excellent execution with a strong first quarter of 2007,” said Aart de Geus, chairman and CEO of Synopsys.  “We delivered excellent financial results, and saw continued product momentum with technology advances, competitive wins, and customer adoptions.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2007 was $23.4 million, or $0.16 per share, compared to $1.7 million, or $0.01 per share, for the first quarter of fiscal 2006.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2007 was $44.0 million, or $0.30 per share, compared to non-GAAP net income of $26.4 million, or $0.18 per share, for the first quarter of fiscal 2006.

Non-GAAP net income consists of GAAP net income excluding employee stock-based compensation expense calculated in accordance with FAS 123(R) and, to the extent incurred in a particular quarter or period, amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges, and other significant items which, in the opinion of management, are infrequent or non-recurring.  See “GAAP Reconciliation” below.

Financial Targets

Synopsys also announced its operating model targets for the second quarter and full fiscal year 2007.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal 2007 Targets:

•                  Revenue: $285 million - $295 million

•                  GAAP expenses: $255 million - $276 million

•                  Non-GAAP expenses: $230 million - $245 million

•                  Other income and expense: $0 million - $5 million

•                  Tax rate applied in non-GAAP net income calculations: 27 - 28 percent

•                  Fully diluted outstanding shares: 145 million - 151 million

•                  GAAP earnings per share: $0.11 - $0.17

•                  Non-GAAP earnings per share: $0.26 - $0.29

•                  Revenue from backlog: more than 90 percent

Full-Year Fiscal Year 2007 Targets

•                  Revenue: $1.185 billion - $1.205 billion

•                  Tax rate applied in non-GAAP net income calculations: 26 - 27 percent

•                  Fully diluted outstanding shares: 145 million - 151 million

•                  GAAP earnings per share: $0.64 - $0.77

•                  Non-GAAP earnings per share: $1.23 - $1.31

•                  Cash flow from operations: greater than $275 million

GAAP Reconciliation

Synopsys’ management evaluates and makes decisions about the Company’s business operations primarily based on the bookings, revenue and direct, ongoing and recurring costs of those operations.  Management does not believe amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges and other significant infrequent items are ongoing and recurring operating costs of its core software, intellectual property and service business operations.   In addition, while employee stock-based compensation expense calculated in accordance with FAS 123(R) and change in the fair value of the Company’s non-qualified deferred plan compensation plan obligations constitute ongoing and recurring expenses of the Company, such expenses are excluded from non-GAAP results because they are not expenses that require cash settlement by the Company and because such expenses are not used by management to assess the core profitability of the Company’s business operations.  Therefore, management excludes such costs, to the extent incurred in a particular quarter, from the following GAAP financial measures included in this earnings release: total cost of revenue, gross margin, total operating expenses, operating income (loss), income (loss) before provision (benefit) for income taxes, provision (benefit) for income taxes, net income (loss) and net income (loss) per share.

For each such measure, excluding these costs provides management with more consistent, comparable information about the Company’s core profitability.  For example, since the Company does not acquire businesses on a predictable cycle, management would have difficulty evaluating the Company’s profitability as measured by gross margin, operating margin, income before taxes and net income on a period-to-period basis unless it excluded acquisition-related charges.  Similarly, the Company does not undertake significant restructuring or realignments on a regular basis, and, as a result, excludes associated charges in order to enable better and more consistent evaluations of the Company’s operating expenses before and after such actions are taken.  Management also uses these measures to help it make budgeting decisions, for example, as between product development expenses (which affect cost of revenue and gross margin) and research and development, sales and marketing and general and administrative expenses (which affect operating expenses and operating margin).  Finally, the availability of such information helps management track performance to both internal and externally communicated financial targets and to its competitors’ operating results.

Management recognizes that the use of these non-GAAP measures has certain limitations, including the fact that management must exercise judgment in determining whether certain types of charges, such as those relating to workforce reductions executed in the ordinary course, should be excluded from non-GAAP results.  However, management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of First Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the first quarter 2007.

GAAP to Non-GAAP Reconciliation of First Quarter Results

(in thousands, except per share amounts)

	Three Months Ended
	January 31,
Income Statement Reconciliation	2007	2006
GAAP net income	$23,357	$1,697
Adjustments:
Amortization of intangible assets	13,353	16,000
Share-based compensation	16,215	18,492
In-process research and development	—	800
Tax effect	(8,920)	(10,550)
Non-GAAP net income	$44,005	$26,439

	Three Months Ended
	January 31,
Earnings Per Share Reconciliation	2007	2006
GAAP earnings per share	$0.16	$0.01
Adjustments:
Amortization of intangible assets	0.09	0.11
Share-based compensation	0.11	0.12
In-process research and development	—	0.01
Tax effect	(0.06)	(0.07)
Non-GAAP earnings per share	$0.30	$0.18

Shares used in calculation	148,113	146,969

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2007 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending April 30, 2007
	Low	High
Target GAAP expenses	$255,000	$276,000
Adjustment:
Estimated impact of amortization of intangible assets	(11,000)	(13,000)
Estimated impact of share-based compensation	(14,000)	(18,000)
Target non-GAAP expenses	$230,000	$245,000

	Range for Three Months
	Ending April 30, 2007
	Low	High
Target GAAP earnings per share	$0.11	$0.17
Adjustment:
Estimated impact of amortization of intangible assets	0.09	0.07
Estimated impact of share-based compensation	0.12	0.10
Net non-GAAP tax effect	(0.06)	(0.05)
Target non-GAAP earnings per share	$0.26	$0.29

Shares used in non-GAAP calculation (midpoint of target range)	148,000	148,000

GAAP to Non-GAAP Reconciliation of Fiscal Year 2007 Targets

	Range for Fiscal Year
	Ending October 31, 2007
	Low	High
Target GAAP earnings per share	$0.64	$0.77
Adjustment:
Estimated impact of amortization of intangible assets	0.33	0.32
Estimated impact of share-based compensation	0.49	0.46
Net non-GAAP tax effect	(0.23)	(0.24)
Target non-GAAP earnings per share	$1.23	$1.31

Shares used in non-GAAP calculation (midpoint of target range)	148,000	148,000

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling 1-800-475-6701 (320-365-3844 for international callers), access code 862702, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter of fiscal 2007 in May 2007.  In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the second quarter earnings call in May 2007, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the second quarter of fiscal 2007 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release until it releases such results in May 2007.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter of fiscal 2007 in its Quarterly Report on Form 10-Q to be filed in March 2007.

About Synopsys

Synopsys, Inc. (Nasdaq:  SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design.  The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips.  Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  weakness or continued budgetary caution in the semiconductor or electronics industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers;

•                  failure of customers to pay license fees as scheduled;

•                  unexpected changes in the mix of time-based licenses and upfront licenses;

•                  failure of our cost control efforts, including our recent efforts to outsource certain internal functions, to result in the anticipated savings;

•                  failure to successfully develop additional intellectual property blocks for its IP business or to develop and integrate its design for manufacturing products; and

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations.

In addition, Synopsys’ actual expenses and earnings per share on a GAAP basis for the fiscal quarter ending April 30, 2007 and actual earnings per share and operating cash flow on a GAAP basis for fiscal year 2007 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP tax rate for such periods, (iii) integration and other acquisition-related expenses, amortization of additional intangible assets associated with future acquisitions, if any, (iv) changes in the anticipated amount of employee stock-based compensation recognized on the Company’s financial statements, (v) actual change in the fair value of the Company’s non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, and (vii) and charges driven by adoption of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” which we are required to adopt during fiscal year 2007.  Furthermore, Synopsys’ actual tax rates applied to non-GAAP net income for the second quarter and full-year fiscal 2007 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter.  Finally, Synopsys’ targets for outstanding shares in the second quarter and full-year fiscal 2007 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances, acquisitions and the extent of the Company’s stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

#######

Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended January 31, 2007			Three Months Ended January 31, 2006
	GAAP	Adjustments (2)	Non-GAAP	GAAP	Adjustments (2)	Non-GAAP
Revenue:
Time-based license	$251,606	$—	$251,606	$211,110	$—	$211,110
Upfront license	13,503	—	13,503	8,367	—	8,367
Maintenance and service	35,101	—	35,101	40,712	—	40,712
Total revenue	300,210	—	300,210	260,189	—	260,189
Cost of revenue:
License	35,520	(2,023)	33,497	30,057	(1,687)	28,370
Maintenance and service	16,146	(832)	15,314	16,573	(856)	15,717
Amortization of intangible assets	6,709	(6,709)	—	8,659	(8,659)	—
Total cost of revenue	58,375	(9,564)	48,811	55,289	(11,202)	44,087
Gross margin	241,835	9,564	251,399	204,900	11,202	216,102
Operating expenses:
Research and development	95,884	(6,767)	89,117	88,389	(8,934)	79,455
Sales and marketing	89,808	(6,556)	83,252	77,671	(5,191)	72,480
General and administrative	29,677	(3,747)	25,930	31,045	(3,401)	27,644
In-process research and development	—	—	—	800	(800)	—
Amortization of intangible assets	6,644	(6,644)	—	7,341	(7,341)	—
Total operating expenses	222,013	(23,714)	198,299	205,246	(25,667)	179,579
Operating income	19,822	33,278	53,100	(346)	36,869	36,523
Other income, net	7,934	(3,710)	4,224	3,372	(1,577)	1,795
Income before income taxes	27,756	29,568	57,324	3,026	35,292	38,318
Income tax provision	4,399	8,920	13,319	1,329	10,550	11,879
Net income	$23,357	$20,648	$44,005	$1,697	$24,742	$26,439

Net income per share:
Basic	$0.16		$0.31	$0.01		$0.18
Diluted	$0.16		$0.30	$0.01		$0.18

Shares used in computing per share amounts:
Basic	142,772		142,772	144,989		144,989
Diluted	148,113		148,113	146,969		146,969

(1)  Synopsys’ first quarter ends on the Saturday nearest to January 31 (i.e. February 3).  For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

(2)  Adjustments consist of share-based compensation and related tax effect under FAS 123(R), changes in fair value of non-qualified deferred compensation plan obligation and to the extent incurred amortization of intangible assets, in-process research and development charges, integration and other significant items, which in the opinion of management are extraordinary.  Pre-tax income for the three months ended January 31, 2007 included total share-based compensation of $16.2 million as follows: cost of revenue $2.6 million; research & development $4.7 million; sales & marketing $5.7 million; general & administrative $3.2 million.  For the three months period ended January 31, 2006, approximately $18.4 million of share-based compensation was recorded.  During the quarter ended January 31, 2007, the change in the fair value of the non-qualified plan obligation was a increase of $3.7 million.  This resulted in increased compensation expense of $3.7 million ($0.2 million cost of revenue, $2.0 million research & development, $0.9 million sales & marketing, $0.6 million general & administrative), and a corresponding increase to other income, net.  During the quarter ended January 31, 2006, the change in the fair value of the non-qualified plan obligation was an increase of $1.6 million.  There was no net effect on income before taxes or net income for each of the respective quarters.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1) (2)

(in thousands, except par value amounts)

	January 31, 2007	October 31, 2006
ASSETS:
Current assets:
Cash and cash equivalents	$377,156	$330,759
Short-term investments	302,549	241,963
Total cash, cash equivalents and short-term investments	679,705	572,722
Accounts receivable, net	141,081	122,584
Deferred income taxes	111,399	112,342
Income taxes receivable	41,487	42,538
Prepaid expenses and other current assets	50,319	44,304
Total current assets	1,023,991	894,490
Property and equipment, net	139,585	140,660
Long-term investments	4,957	4,877
Goodwill	735,132	735,643
Intangible assets, net	92,899	106,144
Long-term deferred income taxes	204,979	206,254
Other assets	74,221	69,754
Total assets	$2,275,764	$2,157,822

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$168,107	$234,149
Accrued income taxes	183,929	191,349
Deferred revenue	522,922	445,598
Total current liabilities	874,958	871,096
Deferred compensation and other liabilities	72,249	69,889
Long-term deferred revenue	60,697	53,670
Total liabilities	1,007,904	994,655
Stockholders' equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 144,294 and 140,568 shares outstanding, respectively	1,443	1,406
Capital in excess of par value	1,332,930	1,316,252
Retained earnings	192,838	170,743
Treasury stock, at cost: 12,912 and 16,619 shares, respectively	(248,304)	(312,753)
Accumulated other comprehensive loss	(11,047)	(12,481)
Total stockholders’ equity	1,267,860	1,163,167
Total liabilities and stockholders’ equity	$2,275,764	$2,157,822

(1)          Synopsys’ first quarter ends on the Saturday nearest to January 31 (i.e. February 3).  For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.

(2)          The prior year tax provision and related balance sheet accounts (long-term deferred income taxes, capital in excess of par value and retained earnings accounts) have been revised to reflect immaterial adjustments originating in years prior to fiscal 2006.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1) (2)

(in thousands)

	Three Months Ended January 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,357	$1,697
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	26,966	29,729
Share-based compensation	16,215	18,430
Provision for doubtful accounts	(130)	—
Amortization of premium (discount) on short-term investments	213	(92)
(Gain) loss on sale of short-term investment	(3)	14
Deferred income taxes	804	(52)
Net change in deferred gains and losses on cash flow hedges	1,306	(567)
In-process research and development	—	800
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(18,354)	17,203
Prepaid expenses and other current assets	(5,840)	(6,768)
Other assets	217	(3,425)
Accounts payable and accrued liabilities	(66,075)	(93,130)
Accrued income taxes	(6,206)	(2,775)
Deferred revenue	84,351	54,745
Deferred compensation and other liabilities	(756)	3,900
Net cash provided by operating activities	56,065	19,709

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	65,129	88,706
Purchases of short-term investments	(126,161)	(106,396)
Purchases of long-term investments	—	(1,539)
Purchases of property and equipment	(11,510)	(7,539)
Cash paid for acquisitions, net of cash received	—	(11,894)
Capitalization of software development costs	(783)	(762)
Net cash used in investing activities	(73,325)	(39,424)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of common stock	81,583	10,433
Purchases of treasury stock	(18,070)	(80,982)
Net cash provided by (used in) financing activities	63,513	(70,549)
Effect of exchange rate changes on cash and cash equivalents	144	326
Net change in cash and cash equivalents	46,397	(89,938)
Cash and cash equivalents, beginning of period	330,759	404,436
Cash and cash equivalents, end of period	$377,156	$314,498

(1)          Synopsys’ first quarter ends on the Saturday nearest to January 31 (i.e. February 3).  For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.

(2)          The prior year tax provision and related balance sheet accounts (long-term deferred income taxes, capital in excess of par value and retained earnings accounts) have been revised to reflect immaterial adjustments originating in years prior to fiscal 2006.